UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2017 (April 5, 2017)

IONIX TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54485	45-0713638
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Chengdong Industrial Park, Fenyi County, Xinyu City, Jiangxi Province, China 338000
(Address of principal executive office)

1-702-475-5906
(Registrant's telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.01	Change in Control of Registrant.

As previously reported on our current report on Form 8-K filed with the Commission on April 10, 2017, incorporated herein by reference, on April 7, 2017, Ben William Wong (“Wong”) and Yubao Liu, an individual (“Liu”) entered into a Stock Purchase Agreement (the “Agreement”) whereby Wong agreed to sell and Liu agreed to purchase 5,000,000 shares of the Company’s restricted preferred stock, representing 100% of the total issued and outstanding preferred stock (“Company Preferred Stock”). In consideration for the Company Preferred Stock, Liu agreed to pay to Wong a total of 5,000,000 Chinese Yuan on or before April 30, 2017. The Agreement closed on April 20, 2017 (the “Closing”)

Additionally, on April 5, 2017, Liu and Shining Glory Investments Limited, a British Virgin Islands company (“Shining Glory”), of which Wong is the sole officer and director, entered into a purchase agreement whereby Liu acquired 1 ordinary common stock share (the “Shining Glory Share”) representing approximately 100% of Shining Glory’s outstanding shares of common stock.  In consideration for the Shining Glory Share, Liu paid to Wong a total of $1 USD and Wong resigned as a Director of Shining Glory. Concurrently, Liu was appointed as the sole director of Shining Glory. The agreement between Shining Glory and Liu closed on April 20, 2017.

Shining Glory is the beneficial owner of 29,846,000 shares of restricted common stock (“Company Common Stock”) of Ionix Technology, Inc. (the “Company”), representing 30.147% of the Company’s total issued and outstanding common stock, and at Closing Liu became the beneficial owner of 5,000,000 shares of the Company’s Preferred Stock, representing 100% of the total issued and outstanding preferred stock. As the holder of the Company Preferred Stock, Liu has the right to 100 votes for each share of Company Preferred Stock.  Combining the votes associated with the Company Common Stock with those associated with the Company Preferred Stock means that Liu has over 50% voting control of the Company. As a result of the Closing, an indirect change in control of the Company occurred, and, Liu, as the sole shareholder, officer and director of Shining Glory, has dispositive voting control of the Company by virtue of Shining Glory’s ownership of the Company Common Stock and Liu’s ownership of the Company Preferred Stock. There are no arrangements or understandings among Wong and Liu or their associates with respect to Company matters that require shareholders’ vote, including, but not limited to, the election of officers or other matters related to the Company.

The foregoing description of the Agreement is qualified by reference to the complete terms of the agreements, a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on April 10, 2017, and incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table lists, as of April 20, 2017, the number of shares of common stock that are beneficially owned by (i) each person or entity known to the Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of the Company; and (iii) all officers and directors as a group.

The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days. Under these rules more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Except as noted below, each person has sole voting and investment power.

Unless otherwise indicated below, each beneficial owner named in the table has sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. The address of each beneficial owner is Chengdong Industrial Park, Fenyi County, Xinyu City, Jiangxi Province, China and the address of more than 5% of common stock is detailed below.

Name and Address of Beneficial Owner, Directors and Officers:	Amount and Nature of Beneficial Ownership	Percentage of Beneficial Ownership (1)
Doris Zhou (2)	0	0%
Yue Kou(3)	0	0.0%
Qingchun Yang(4)	0	0.0%
Zhengfu Nan(5)	0	0.0%
Yun Yang(6)	0	0.0%
Youqian Deng(7)	0	0.0%
Xin Sui(8)	0	0.0%
All executive officers and directors as a group (7people)	0	0.0%

Beneficial Shareholders of Common Stock greater than 5%
Shining Glory Investments Limited(9)	29,846,000	30.147%
Yang Kan (10)	7,600,000	7.67%
Beneficial Owners of Preferred Stock(1):	Amount and Nature of Beneficial Ownership	Percentage of Beneficial Ownership (1)
Yubao Liu(9)	5,000,000	100%

(1) Applicable percentage of ownership is based on 99,003,000 shares of common stock outstanding and 5,000,000 shares of Preferred Stock issued and outstanding on April 20, 2017. Percentage totals are calculated separately based on each class of capital stock. Each share of Preferred Stock entitles the holder to vote 100 shares of common stock; the Preferred Stock is not convertible into common stock. Percentage ownership is determined based on shares owned together with securities exercisable or convertible into shares of common stock within 60 days of April 20, 2017, for each stockholder. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.  Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of June 30, 2016, are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.  .
(2) Doris Zhou is the CEO, Secretary, Treasurer, and Director of Ionix Technology. Ms. Zhou’s beneficial ownership includes 0 shares of common stock and 0 shares issuable upon the exercise of stock options.
(3) Yue Kou is the CFO of Ionix Technology. Ms. Kou’s beneficial ownership includes 0 shares of common stock and 0 shares issuable upon the exercise of stock options.
(4) Qingchun Yang is the President and Director of Well Best, a wholly owned subsidiary of Ionix Technology. Mr. Yang’s beneficial ownership includes 0 shares of common stock of the Company and 0 shares issuable upon the exercise of stock options.
(5) Zhengfu Nan is the President and Director of Xinyu Ionix, an indirect wholly owned subsidiary of Ionix Technology. Mr. Nan’s beneficial ownership includes 0 shares of common stock of the Company and 0 shares issuable upon the exercise of stock options.
(6) Yun Yang is the President and Director of Lisite Science Technology, an indirect wholly owned subsidiary of Ionix Technology. Mr. Nan’s beneficial ownership includes 0 shares of common stock of the Company and 0 shares issuable upon the exercise of stock options.
(7) Youqian Deng is the President and Director of Shenzhen Baileqi Electronic Technology Co., Ltd, an indirect wholly owned subsidiary of Ionix Technology. Mr. Nan’s beneficial ownership includes 0 shares of common stock of the Company and 0 shares issuable upon the exercise of stock options.
(8) Xin Sui is President and Director of Welly Surplus International Limited, a wholly owned subsidiary of Ionix Technoloy. Mr. Sui’s beneficial ownership includes 0 shares of common stock of the Company and 0 shares issuable upon the exercise of stock options.
(9) Shining Glory Investments Limited is the beneficial owner of 29,846,000 shares of common stock of the Company and Yubao Liu is the beneficial owner of 5,000,000 shares of preferred stock which has the authority to vote a total of 500,000,000 common stock votes.  As of April 20, 2017, Yubao Liu is the sole officer and director of Shining Glory Investments Limited and has dispositive voting and investment control over the shares held by Shining Glory. Thus, in total, Shining Glory and its sole officer and director collectively owns an aggregate 88.45% of the total outstanding voting securities of the Company.  Mr. Liu maintains a mailing address at No. 122, Zu 9, Hongguang Community, Xiangyang District, Jiamusi, Heilongjiang, China.
(10) Mr. Yang Kan’s beneficial ownership includes 7,600,000 shares of common stock of the Company and 0 shares issuable upon the exercise of stock options.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IONIX TECHNOLOGY, INC.

Dated: April 21, 2017	By:	/s/ Doris Zhou
Doris Zhou
Duly Authorized Officer, Chief Executive Officer